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                       SECURITIES AND EXCHANGE COMMISSION
                              Washington D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported): May 10, 2002


                             Dover Motorsports, Inc.
             (Exact name of registrant as specified in its charter)

                         Commission File Number 1-11929

                 Delaware                                   51-0357525
(State or other jurisdiction of incorporation) (IRS Employer Identification No.)


                     1131 N. DuPont Highway
                     Dover, Delaware                         19901
           (Address of principal executive offices)        (Zip Code)


        Registrant's telephone number, including area code (302) 674-4600


                         Dover Downs Entertainment, Inc.
          (Former name or former address, if changed since last report)

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Item 5.  Other Events.
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Following is the text of a press release issued by the Company on May 10, 2002:

"FOR IMMEDIATE RELEASE                             For further information, call
                                                   Patrick J. Bagley
Dover, Delaware, May 10, 2002                      Vice President - Finance
                                                   (302) 857-3745


                DOVER MOTORSPORTS, INC. ELECTS PATRICK J. BAGLEY
              AS VICE PRESIDENT-FINANCE AND CHIEF FINANCIAL OFFICER
             AND APPOINTS KENNETH K. CHALMERS TO BOARD OF DIRECTORS

Dover Motorsports, Inc. (NYSE: Symbol - DVD) announced today the election of a member of its Board of Directors, Patrick J. Bagley, to the post of Vice President-Finance and Chief Financial Officer and the appointment to its Board of Directors of Kenneth K. Chalmers, formerly executive vice president of Bank of America.

Patrick J. Bagley has been a member of the Company's Board of Directors since 1996 and served as Chairman of the Audit Committee and as a member of the Compensation and Stock Option Committee. He will remain on the Board but relinquish his Committee responsibilities. Mr. Bagley was previously Vice President-Finance, Treasurer and a Director of Rollins Truck Leasing Corp.

"Pat Bagley has made significant contributions to this Company over the years as a Board member. As an active Board and Committee member, he is already intimately familiar with all of our operations. We are truly fortunate that he was available to join our Company at this time," said Henry B. Tippie, Chairman of the Board.

Timothy R. Horne, who had held the post of Chief Financial Officer, will assume the role of Vice President-Finance and Chief Financial Officer of Dover Downs Gaming & Entertainment, Inc. (NYSE: Symbol - DDE), the new public entity created by the spin-off of the gaming operations of Dover Motorsports, Inc. last month.

Kenneth K. Chalmers has been elected to fill an existing vacancy on the Board. He will also serve as Chairman of the Audit Committee. Ken Chalmers is currently a consultant. He was an Executive Vice President of Continental Bank, Chicago, Illinois and its successor, Bank of America from 1984 through 1994. Over a span of 40 years with those organizations, he served in numerous capacities in the corporate banking sector. The last 10 years were spent as head of the Special Industries Department.

"Ken Chalmers brings with him a wealth of experience both from the banking community and from the various boards he serves on across the country. We are delighted to have someone of his stature agree to join our Board and to chair our Audit Committee," said Mr. Tippie.

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Mr. Chalmers is a Member of the Board of Managers of Learning Insights, Inc.,
Officer and Director of FeelSure Health Corp., Director of CNH Receivables Inc. and Safety-Kleen Corp., and serves on the Alumni Advisory Board of The Kellogg School of Management, Northwestern University.

Mr. Chalmers received his BSBA from Northwestern University in Evanston, Illinois and his MBA from the University of Chicago. He served as a Lieutenant
(jg) in the U.S. Navy.
                           __________________________

This release contains or may contain forward-looking statements based on management's beliefs and assumptions. Such statements are subject to various risks and uncertainties which could cause results to vary materially. Please refer to each company's SEC filings for a discussion of such factors.

Dover Motorsports, Inc. is a leading promoter of motorsports events in the United States. Its motorsports subsidiaries operate seven motorsports tracks (four permanent facilities and three temporary circuits) in six states and promote motorsports events under the auspices of four of the premier sanctioning bodies in motorsports - NASCAR, CART, IRL and NHRA. The Company owns and operates Dover International Speedway in Dover, DE; the new Nashville Superspeedway near Nashville, TN; Gateway International Raceway near St. Louis, MO and Memphis Motorsports Park near Memphis, TN. It also organizes and promotes the Toyota Grand Prix of Long Beach in California, the Grand Prix of Denver in Colorado and the Grand Prix of St. Petersburg in Florida."

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   Dover Motorsports, Inc.


                                   /s/  Denis McGlynn
                                   ---------------------------------
                                   Denis McGlynn
                                   President and Chief Executive Officer

Dated: May 10, 2002

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